UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

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HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

This supplement to proxy statement is to provide you an update regarding Harvard Apparatus Regenerative Technology, Inc.’s annual stockholders’ meeting to be held on Thursday, May 21, 2015, at 11:00 a.m. EDT at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110 (the “Annual Meeting”).

On April 16, 2015, Harvard Apparatus Regenerative Technology, Inc. (the “Company”) announced that Mr. David Green has resigned from his role as Chairman, Chief Executive Officer and President of the Company, effective April 17, 2015. Mr. Green will remain as a member of the Company’s Board of Directors (the “Board”).

In connection with Mr. Green’s resignation, the Board appointed John F. Kennedy, a member of the Company’s Board of Directors since December 2012, as Chairman of the Board, and appointed Mr. Thomas McNaughton, the Company’s Chief Financial Officer, to serve as interim Chief Executive Officer (“Interim CEO”) of the Company. Mr. Kennedy and Mr. McNaughton each assumed his new role effective as of April 17, 2015. Mr. McNaughton is expected to serve until the Company completes a search and appoints a new Chief Executive Officer. Mr. McNaughton will also continue to serve as the Company’s Chief Financial Officer.

This supplementary proxy material does not change the proposals to be acted upon at the Company’s Annual Meeting, which are described in the Company’s Proxy Statement dated April 9, 2015 and furnished to holders of the Company’s Common Stock and Series B Convertible Preferred Stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting, or any adjournment or postponement thereof (the “Proxy Statement”).

The information set forth herein supplements the Company’s Proxy Statement. If you have already voted online, by telephone, or by mail, you do not need to take any action unless you wish to change your vote. With respect to any proxy executed and delivered in connection with the Annual Meeting, Mr. McNaughton will represent and vote, in the applicable manner as provided in such proxy, all of the shares of Common Stock or Series B Convertible Preferred Stock that the respective shareholder is entitled to vote at the Annual Meeting. Any record holder as of the record date pertaining to the Annual Meeting may revoke a previously provided proxy at any time by: (i) executing and delivering a later-dated proxy to the corporate secretary at Harvard Apparatus Regenerative Technology, Inc., 84 October Hill Road, Suite 11, Holliston, Massachusetts 01746-1371; (ii) delivering a written revocation to the corporate secretary at the address above before the meeting; or (iii) voting in person at the Annual Meeting.